Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Plans to Announce Third Quarter 2009 Financial Results
and Host a Conference Call on October 28, 2009

ATLANTA, October 13, 2009 – RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the third quarter ended September 30, 2009 on Wednesday, October 28, 2009 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 28, 2009 at 9:00 a.m. Eastern Daylight Time.

Individuals wishing to participate in the conference call should dial (888) 576-4380 or (719) 325-2326 for international callers, and use Confirmation Code# 4690787.  For interested individuals unable to join the call, a replay will be available until midnight on November 4, 2009 by dialing (888) 203-1112 or (719) 457-0820. This call also will be broadcast and archived on the company's investor Web site at www.rpc.net.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net